                                                                   EXHIBIT 99(c)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK PUERTO RICO EMPLOYEE SAVINGS AND SECURITY PLAN
                            (Full title of the plan)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (Name of issuer of the securities held pursuant to the
            plan and the address of its principal executive office)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck Sharp & Dohme Quimica de Puerto Rico, Inc. and
Merck Sharp & Dohme (I.A.) Corp.:

     We have audited the accompanying statement of net assets available for benefits of the Merck Puerto Rico Employee Savings and Security Plan (the "Plan") as of December 31, 2000 and 1999 and the related statement of changes in net assets available for benefits for the year ended December 31, 2000. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999, and the changes in its net assets available for benefits for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

San Juan, Puerto Rico
May 4, 2001

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
Assets:
  Investments at market value...............................  $43,789,240    $32,764,583
                                                              -----------    -----------
  Receivables:
    Employer's contribution.................................       90,157         26,699
    Participants' contributions.............................      323,019         61,829
    Accrued interest and dividends..........................      149,916        116,837
                                                              -----------    -----------
      Total receivables.....................................      563,092        205,365
                                                              -----------    -----------
Net assets available for benefits...........................  $44,352,332    $32,969,948
                                                              ===========    ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                 YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              -----------------
Additions to net assets attributed to:
  Investment income:
    Net appreciation in market value of investments.........     $10,655,296
    Interest................................................         165,039
    Dividends...............................................         770,322
                                                                 -----------
      Total investment income...............................      11,590,657
                                                                 -----------
  Contributions to the Plan:
    By participants.........................................       4,247,934
    By the employer.........................................       1,136,893
                                                                 -----------
      Total contributions...................................       5,384,827
                                                                 -----------
      Total additions.......................................      16,975,484
                                                                 -----------
Deductions from net assets attributed to:
  Benefits paid to participants.............................      (5,511,253)
                                                                 -----------
Net reallocations...........................................         (81,847)
                                                                 -----------
      Total deductions and net reallocations among Plans....      (5,593,100)
                                                                 -----------
        Net increase........................................      11,382,384
Net assets available for benefits
        Beginning of year...................................      32,969,948
                                                                 -----------
        End of year.........................................     $44,352,332
                                                                 ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 A. DESCRIPTION OF PLAN:

     The following description of the Merck Puerto Rico Employee Savings and Security Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     1. GENERAL

     The Plan is a profit sharing plan designed to provide an opportunity for employees of Merck Sharp & Dohme Quimica de Puerto Rico, Inc. and Merck Sharp & Dohme (I.A.) Corp. (the "Companies") to become stockholders of Merck & Co., Inc. ("Merck") and to encourage them to save on a regular basis by setting aside part of their earnings. Regular full-time and part-time employees of the Companies, as defined in the Plan document, who have completed at least one year of employment and are not covered by a collective bargaining agreement, are eligible to enroll in the Plan.

     The Plan is administered by the Employee Benefits Committee appointed by the President of the Companies. All costs of administering the Plan are borne by the Companies.

     The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     2. CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay, provided that pre-tax contributions shall not exceed 10% of base compensation. In addition, the Companies match 50% of employee contributions up to 5% of base pay per pay period. The Companies' matching contributions are invested entirely in the Merck Common Stock Fund (Non-participant directed) and may not be reallocated into any other investment option.

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). During 2000, the Plan offered 15 mutual funds and the Merck Common Stock Fund. Effective February 1, 2001, the Plan offered 22 investment options: 21 mutual funds and the Merck Common Stock Fund.

     3. PARTICIPANT ACCOUNTS

     Each participant's account is credited with the participant's contribution, the Companies' matching contribution and allocation of Plan earnings. The allocation is based on participants' account balances, as defined in the Plan document.

     4. VESTING

     Participants are immediately vested in their contributions, all Companies' matching contributions, plus actual earnings thereon.

     5. PARTICIPANT LOANS

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan balance.

     6. PAYMENT OF BENEFITS

     Participants are entitled to receive automatic, voluntary, in-service (which include hardship withdrawals), or mandatory distributions as provided in the applicable Plan provisions.

 B. SUMMARY OF ACCOUNTING POLICIES:

     USE OF ESTIMATES

     The financial statements are prepared in conformity with accounting principles generally accepted in the United States and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

     INVESTMENT VALUATION AND INCOME RECOGNITION

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Shares of mutual funds are valued at the net asset value of the shares held by the Plan at year-end.

     Purchases and sales of securities are recorded on a trade-date basis. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     RISKS AND UNCERTAINTIES

     The Plan provides for various investment options in investment securities. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for benefits.

     RECLASSIFICATIONS

     Certain reclassifications have been made to prior year amounts to conform with current year presentation.

 C. INVESTMENTS:

     The following presents investments that represent 5% or more of the Plan's net assets as of year-end.

                                                           DECEMBER 31,
                                                     -------------------------
                                                        2000          1999
                                                     -----------   -----------
Merck Common Stock Fund, 409,274 and 397,535 units,
  respectively.....................................  $38,318,297*  $27,346,843*

---------------

* Includes non-participant directed portion

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     During 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $10,655,296 as follows:

Mutual Funds...........................................  $  (427,435)
Merck Common Stock Fund................................   11,082,731
                                                         -----------
                                                         $10,655,296
                                                         ===========

 D. NON-PARTICIPANT-DIRECTED INVESTMENTS:

     Information about the net assets and the significant components of the changes in net assets relating to the non-participant-directed investments is as follows:

                                                            DECEMBER 31,
                                                      ------------------------
                                                         2000          1999
                                                      -----------   ----------
Net Assets:
     Merck Common Stock Fund........................  $12,457,228   $8,962,988
                                                      ===========   ==========

                                                         YEAR ENDED
                                                      DECEMBER 31, 2000
                                                      -----------------
Changes in Net Assets
     Contributions..................................     $ 1,133,146
     Dividends......................................         164,972
     Interest.......................................          60,448
     Net appreciation...............................       3,550,326
Benefits paid to participants.......................      (1,412,169)
Transfers to participant directed investments and
  other Plans.......................................          (2,483)
                                                         -----------
                                                         $ 3,494,240
                                                         ===========

 E. RELATED-PARTY TRANSACTIONS:

     Certain Plan investments are shares of mutual funds managed by Fidelity Management Trust Company ("Fidelity"). Fidelity is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions.

     Merck & Co., Inc. also is a party-in-interest to the Plan under the definition provided in Section 3(14) of ERISA. Therefore, Merck Common Stock Fund transactions qualify as party-in-interest transactions.

     All party-in-interest transactions are set forth on the attached schedule.

 F. PLAN TERMINATION:

     Although they have not expressed any intent to do so, the Companies have the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

 G. TAX STATUS:

     The Plan obtained a tax determination letter from the Puerto Rico Department of Treasury dated February 18, 1998 indicating that it had been designed in accordance with applicable sections of the Puerto

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Rico Internal Revenue Code of 1994 ("PRIRC"). The Plan sponsor and legal counsel believe that the Plan is designed and operated in compliance with the PRIRC. The Plan sponsor also believes that the Plan is designed and currently operated as a qualified plan under the United States Internal Revenue Code. The Plan has not been amended since its inception on July 1, 1997. A favorable determination letter was received from the Internal Revenue Service in November, 1998. Therefore, no provision for income taxes has been made. Prior to December 31, 2001, the Plan sponsor intends to amend the Plan to meet certain requirements of recent tax code revisions.

 H. PROHIBITED TRANSACTIONS:

     There were no prohibited transactions during 2000.

 I. OTHER MATTERS:

     Net reallocations in 2000 of ($81,847) consist of miscellaneous adjustments made during the year.

                                                           SCHEDULE H
                                                           EIN:  66-0288298
                                                           PLAN NO.:  061

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

   LINE 4i -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR

                                              (C) DESCRIPTION OF INVESTMENT INCLUDING
         (B) IDENTITY OF ISSUE, BORROWER,  MATURITY DATE, RATE OF INTEREST, COLLATERAL,                    (E) CURRENT
  (A)        LESSOR OR SIMILAR PARTY                   PAR OR MATURITY VALUE               (D) COST           VALUE
-------  --------------------------------  ---------------------------------------------  -----------   -----------------
   *     Merck & Co., Inc.                 Merck Common Stock Fund
                                             409,274 units                                $16,940,288      $38,318,297
   *     Fidelity Investments              Fidelity Equity-Income Fund
                                             1,518 units                                       80,786           81,121
                                           Fidelity Growth & Income Portfolio
                                             10,551 units                                     437,422          444,195
                                           Fidelity Retirement Money Market Fund
                                             478,911 units                                    478,911          478,911
                                           Spartan U.S. Equity Index Fund
                                             2,670 units                                      110,546          124,984
                                           Fidelity Low-Priced Stock Fund
                                             1,490 units                                       34,626           34,443
         Putnam Investments                The George Putnam Fund of Boston A
                                             10,635 units                                     187,908          182,601
                                           Putnam Voyager Fund A
                                             4,751 units                                      133,750          110,695
         T. Rowe Price                     T. Rowe Price Blue Chip Growth Fund
                                             27,325 units                                     747,246          924,955
                                           T. Rowe Price New Income Fund
                                             3,177 units                                       27,458           27,009
                                           T. Rowe Price Mid-Cap Growth Fund
                                             7,813 units                                      270,998          310,878
                                           T. Rowe Price Dividend Growth Fund
                                             684 units                                         14,302           14,962
         Franklin Templeton                Franklin Small Cap Growth Fund A
                                             3,648 units                                      153,553          143,480
                                           Templeton Developing Markets Trust A
                                             2,072 units                                       26,368           21,943
         The Vanguard Group                Vanguard U.S. Growth Portfolio
                                             10,931 units                                     383,237          302,244
         The American Funds Group          EuroPacific Growth Fund
                                             6,792 units                                      220,418          212,944

                                           *Participants' Loan Account (with interest
                                             rates ranging from 7.0% to 10.5% and with
                                             maturities through 2012)                       2,055,578        2,055,578
                                                                                          -----------      -----------
                                           Total                                          $22,303,395      $43,789,240
                                                                                          ===========      ===========

---------------
* Denotes a party-in-interest to the Plan.

  The accompanying notes to financial statements are an integral part of this schedule.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 4, 2001 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck Puerto Rico Employee Savings and Security Plan into the previously filed Registration Statements of Merck & Co., Inc. on Form S-8 (Nos. 33-21087, 33-21088, 33-36101,
33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293, 333-23295,
333-91769, 333-30526, 333-31762, 333-40282, 333-52264, 333-53246 and 333-56696),
on Form S-4 (No. 33-50667 and 333-61982) and on Form S-3 (Nos. 33-60322,
33-39349, 33-51785, 33-57421, 333-17045, 333-36383 and 333-77569). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

San Juan, Puerto Rico
June 20, 2001